holcopro.rtf

Printed 3/31/97

                                                        -1-

                 CO-PROMOTION AND SALES REPRESENTATION AGREEMENT

This Co-Promotion and Sales Representation Agreement (this "Agreement") is entered into as of the 14th day of January, 1997 ("Effective Date"), by and between

HOLOGIC, INC., a Delaware corporation having its principal place of business at 590 Lincoln Street, Waltham, MA 02154 ("Hologic" or "Company"), and

OSTEX INTERNATIONAL, INC., a Washington corporation having its principal place of business at 2203 Airport Way South, Suite 400, Seattle, Washington 98134 ("Ostex" or Representative).

         1.       FACTS

         A. Hologic engages in the research, development, manufacture, sale, and lease of diagnostic equipment and other products in the field of bone metabolism, including its line of QDR bone densitometers. Hologic sells this line of bone densitometers to physician offices, clinics, hospitals and other medical settings to measure the density and strength of the subject's bones as an aid in the diagnosis of osteoporosis and other bone diseases.

         B. Ostex has developed its proprietary immunoassay Osteomark(R) to determine the levels of the NTx epitope collagen metabolite resulting from bone resorption ("NTx Assay"), which it has implemented and sells in a microtiter format. ("Osteomark(R) Laboratory Test"). Ostex sells its Osteomark(R) Laboratory Test to clinical laboratories, physician offices, clinics, hospitals and other medical settings for the purpose of measuring the rate of bone resorption or breakdown of the subject's bones as an aid in the management of osteoporosis and other bone diseases.

         C. The parties believe that their products are complementary to each other, and wish to enter into this Co-Promotion and Sales Agency Agreement under which (1) Ostex will act, in the Territory, as the sales agent for a package of products consisting of a Strategic Alliance ("Fee Per Scan") Leasing Contract for Hologic's QDR 4500 product and a certificate redeemable for performance of a defined number of Osteomark(R) Laboratory Tests; and (2) the parties will jointly promote their QDR and Osteomark(R) products in the Territory as an integrated approach to the diagnosis and management of osteoporosis, will establish a committee to coordinate their joint activities, and will take certain other steps; all as described herein.

         D. The parties have entered into simultaneously with this Agreement that certain Joint Development, License and Supply Agreement providing for the development and sale of an NTx Meter System for point of care use in accord with the terms set out therein (the "Development Agreement").

         2.       DEFINITIONS

         (a) "Promotional Package," as used in this Agreement, means a package consisting of a Strategic Alliance ("Fee Per Scan") Leasing Contract for the Hologic QDR product and an Osteomark(R) Laboratory Certificate, as described in Attachment A which is attached hereto and incorporated herein.

         (b) "QDR Component" as used in this Agreement, means a Strategic Alliance ("Fee Per Scan") Leasing Contract for the Hologic QDR product specified in Attachment A hereto.

         (c) "Osteomark(R) Laboratory Test" as used in this Agreement, means an immunoassay to determine levels of the NTx epitope collagen metabolite resulting from bone resorption ("NTx Assay"), as marketed and sold by Ostex in a microtiter format to centralized laboratories ("Osteomark(R) Laboratory Test").

         (d) "Osteomark(R) Laboratory Certificate" as used in this Agreement, means a certificate redeemable for performance of a number of Osteomark(R) Laboratory Tests, as described in Attachment A hereto.

         (e) "Territory," as used in this Agreement means the United States of America.

         (f) "First Commercial Sale" means the first Sale of a NTx Meter System pursuant to the Development Agreement for value in an arms length transaction with an independent third party following approval for sale by the United States Food and Drug Administration of the NTx Meter System.

         (g) "Confidential Information" means (a) any and all normally non-public information communicated or disclosed by one party ("Discloser") to the other party ("Recipient") describing or relating to the Disclosing Party's business and marketing plans and strategies, financial information, or customer information, and (b) any and all information communicated or disclosed by the Discloser to Recipient describing or relating to the Disclosing Party's research and development, Know-How, inventions, trade secrets, technical data, formulae, drawings, designs, software, models, samples, kits, processes, product development data and information and other data and information related to the business of Discloser, labeled or specified in writing as "Confidential" or the equivalent, or if orally disclosed, labeled "Confidential" or the equivalent, and reduced to writing within thirty (30) days of such oral disclosure;
provided, however, that "Confidential Information" shall not be deemed to include information which the Recipient can demonstrate by written proof: (i) is now, or hereafter becomes, through no fault on the part of the Recipient, generally known or available; (ii) is known by the Recipient at the time of receiving such information; (iii) is furnished to others by Discloser without restriction on disclosure; (iv) is hereafter furnished to the Recipient by a third party unrelated to Discloser, as a matter of right and without any breach of any duty of non-disclosure; (v) is independently developed by the Recipient without use of or reference to any Confidential Information; or (vi) is the subject of express written permission to disclose provided by Discloser. Without limiting the generality of the foregoing, Confidential Information may include information developed during the course of this Agreement.

         3.       MARKETING COMMITTEE AND OTHER JOINT ACTIVITIES

         (a) Immediately upon execution of this Agreement, the parties shall form a marketing committee ("Marketing Committee") with two (2) named representatives each from Hologic and Ostex, to oversee and coordinate the joint marketing, promotional, sales, and other activities required or authorized by this agreement. The Marketing Committee shall meet at least quarterly, and shall attempt to operate by consensus, but failing consensus shall operate by majority vote. All tie votes shall be finally resolved by a committee chairman. The chairmanship shall alternate annually between representatives of the parties. One of Hologic's representatives shall serve as chairman during the first year of this Agreement, one of Ostex's the second year and so on. The Marketing Committee may delegate certain of its functions to subcommittees or individual members. Each party shall each cause its representatives on the Marketing Committee to attempt to work to promote the goals of this Agreement, and most particularly to advance the parties' mutual products and technologies as complementary approaches for the diagnosis, management and treatment of osteoporosis (the "Goals").

         (b) Within thirty (30) days after the Effective Date, the Marketing Committee shall prepare a written plan for the first year period of this Agreement under which the parties shall undertake specified activities to jointly promote the Goals and to support sales of the Promotional Package, together with a proposed annual budget therefor, and an allocation of tasks between the parties ("Marketing Plan"). At least sixty (60) days prior to the end of the first year period of this Agreement, and each subsequent year period, the Marketing Committee shall prepare a follow-on Marketing Plan to cover such upcoming year. It is anticipated that said Marketing Plan shall include but not be limited to (i) development and distribution of one or more joint brochures, and possibly other materials, (ii) a program of joint advertising and public relations, and (iii) a plan to promote the Goals with opinion leaders, and generally, in the medical and managed care communities.

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         (c) Within sixty (60) days after the Effective Date, the Marketing Committee shall also establish a plan and a budget under which the parties shall collaborate to establish a database supporting the Goals, with the pre-approved costs thereof to be shared equally by the parties and which database the parties anticipate shall be owned jointly by the parties.

         (d) Except as specified in Section 3(c) above, the parties shall share the costs of all joint activities undertaken pursuant to the Marketing Plan (to the extent approved in writing in advance by the Marketing Committee) XXXXXXXXXXXXXXXXXXXXXXXX Hologic. The Marketing Committee shall establish an appropriate mechanism to implement such cost sharing, under which each party shall be responsible for payment of specific costs for specific joint activities and shall report such costs to the other party on a periodic basis, and the parties shall reconcile and remit amounts payable to each other on a quarterly basis, or on such other basis as the Marketing Committee may determine. The parties specifically acknowledge that this cost sharing arrangement is not intended to apply to either party's individual marketing efforts relating to its own products, or to limit (or expand) either party's rights to promote its technology or its approach to the diagnosis, management and treatment of osteoporosis. For the purposes of this paragraph, costs to be shared exclude employee compensation, fringe benefits and division or corporate overhead. Sharable costs include but are not limited to agency fees relating to designing and printing literature, payment to public relations firms, and spokesman honoraria.

         4.       APPOINTMENT.

         Hologic hereby appoints Ostex and Ostex hereby agrees to act as Hologic's non-exclusive sales representative in the Territory for the purpose of promoting, and soliciting orders for, the Promotional Package for the account of Hologic at such prices and upon such terms and conditions as may be from time to time specified by Hologic. Except as provided herein, Ostex shall have no other right to promote or solicit orders for the Promotional Package for installation outside of the Territory, or for any other Hologic product.

         5.       OBLIGATIONS OF OSTEX.

         Ostex shall:

         (a) Use reasonable efforts to promote sales of and to secure and present to Hologic orders for the Promotional Package in the Territory, in accord with the directions of the Marketing Committee described below. It is anticipated that Ostex will inform and assign all of its sales people in the Territory to represent the Promotional Package, will provide appropriate training in conjunction with Hologic, will use its usual marketing efforts to promote the Promotional Package, and will inform and involve Hologic's sales force as reasonably necessary and appropriate to obtain such orders.

         (b)      Meet the performance goals set out in Exhibit B hereto.

         (c) Provide to the Marketing Committee on or before the fifteenth calendar day of each calendar quarter, a written Business Report containing (i) a summary of marketing and promotional activities related to the Promotional Package undertaken during the prior quarter (ii) an order forecast listing prospective customers, products, quantity, and dollar volume of orders under consideration, and indicating timing and probability of each prospect; and (iii) an identification of any actions required to obtain such orders. The Marketing Committee will agree on a format and reporting form for said information and forward such to Ostex at least 30 days prior to the first reporting date.

         (d) Not incur any liability on behalf of Hologic, nor in any way pledge or purport to pledge Hologic's credit; nor describe or hold itself out as an employee of Hologic, nor describe itself other than as a representative for Hologic for the performance of functions specified in, and pursuant to, this Agreement; nor make any claims, warranties or representations with respect to the QDR Component except as previously approved in writing by Hologic; and

         (e) Not advertise the Promotional Packages or distribute any printed matter referring to the Promotional Package or to the QDR Component without the Marketing Committee's specific prior approval in writing. All advertising by Ostex shall be without recourse to Hologic for any expense incurred unless such expense shall have been specifically authorized in writing by the Marketing Committee.

         6.       OBLIGATIONS OF HOLOGIC.

         Hologic shall:

         (a) Be solely responsible for the actual sales of the Promotional Package, as well as all installation, in-service application customer training, support, warranty, and after-warranty service of all units of the QDR Component ordered by reason of this Agreement. Hologic reserves the right, in its absolute and sole discretion, at any time and from time to time, to decline the acceptance of any order transmitted to it by Ostex or through Ostex's efforts. All credit appraisal of potential customers, risk of credit extended to such customers and collections pursuant to such credit extensions shall be the sole responsibility of Hologic. In no event shall Ostex accept any order or otherwise attempt to bind Hologic for the sale of any Promotional Package(s) unless specifically asked by Hologic, in writing, to do so. All remittances by the customer shall be made directly to the order of Hologic and transmitted by the customer directly to Hologic.

         (b) Provide to the Marketing Committee on or before the fifteenth calendar day of each calendar quarter, a written Business Report containing (i) a summary of marketing and promotional activities related to the Promotional Package undertaken during the prior quarter (ii) an order forecast listing prospective customers, products, quantity, and dollar volume of orders under consideration, and indicating timing and probability of each prospect; and (iii) an identification of any actions required to obtain such orders.

         (c) Upon request, provide reasonable training to Ostex's sales force respecting the QDR Component and the Promotional Package, and participate with Ostex in training for Ostex's sales force respecting the Goals. Hologic shall also invite and permit Ostex to provide reasonable similar training to Hologic's sales force respecting the Osteomark(R) Laboratory Test and the Goals.

         (d) Upon request, provide reasonable sales and account support to Ostex's sales force as appropriate to promote the Promotional Package and the Goals, and to obtain orders therefor. Said sales and account support shall include but not be limited to maintenance of one or more telephone help lines to answer Ostex sales questions about the QDR Component, development with Ostex of appropriate instructional handouts, proforma financial statements and other promotional materials, and direct assistance with any slow-moving sales; all as agreed by the parties through the Marketing Committee.

         (e) Reserve the right, in its absolute and sole discretion, at any time and from time to time to recommend to the Marketing Committee, to discontinue, modify, alter or improve the Promotional Package, always providing Ostex with reasonable notice thereof.

         (f) Notify Ostex of current prices relating to Promotional Packages, and any changes in the prices therefor. At no time shall the title to any Promotional Packages be transferred to or vested in Ostex, but shall remain in Hologic at all times until transferred to a customer.

         7.       COMMISSIONS.

         (a) Hologic shall pay to Ostex, in full compensation for its services performed pursuant hereto, the commissions provided for in Attachment B hereto. Commissions shall be payable upon Hologic receipt of the associated lease installment or price due. Payment shall be made on or before the forty fifth
(45th) day following the end of the first three month period of the term of the Fee Per Scan Lease Contract described in Exhibit A hereto.

         8.       INDEPENDENT CONTRACTOR - EXPENSES.

         (a) Each party is engaged in business as an independent sales representative, and the parties acknowledge and agree that each party, in the performance of its duties and obligations pursuant to this Agreement, shall be acting as an independent contractor and not as an employee of the other.

         (b) Except as otherwise specifically provided in this Agreement, each party shall bear all expenses incurred by it in acting hereunder, including (without limiting the generality of the foregoing) all office expenses, traveling and entertainment expenses, postage and salaries of salesmen and other personnel, as well as all advertising and promotional expenses.

         9.       TERM AND TERMINATION.

         (a) This Agreement shall be effective as of the date hereof and shall extend for a period extending until First Commercial Sale of an Ntx Meter System pursuant to the Joint Development, License and Supply Agreement simultaneously entered into between the parties. The parties may extend this Agreement by mutual consent in writing at any time prior to its expiration, and will negotiate in good faith to extend this co-promotion effort to cover the NTx Meter Test which is the subject of the associated Development Agreement.

         (b) Either party may terminate this Agreement, entirely in its discretion and without liability therefor, by giving to the other party ninety
(90) days advance written notice, or upon written notice if the Joint Development, License, and Supply Agreement is terminated for any reason.

         (c) Either party may terminate this Agreement for material defaults of the other party, effective thirty (30) days following written notice to the defaulting party, unless within said thirty (30) days, the party receiving the notice remedies the default.

         (d) Hologic may terminate this Agreement, effective on sixty (60) days notice (and opportunity to cure), in the event that Ostex has not presented orders for an average of three (3) Promotional Packages (or QDR Systems) per month during each month of the Agreement, beginning after the first three months thereof.

         (e) Notwithstanding the foregoing, either party may terminate this Agreement upon notice, effective immediately, in the event of the bankruptcy or insolvency of the other party, or if the other party enters into a composition with its creditors.

         (f) In the event of the termination of this Agreement by Hologic, Ostex shall be entitled to receive commissions for Promotional Packages sold within thirty (30) days following the termination of this Agreement.

         (g) Upon termination of this Agreement, each party shall promptly return all technical information and literature relating to the other party's component of the Promotional Packages, including price lists, samples, documents and papers.

         (h) At any time following ninety (90) days after the Effective Date, either party may notify the other that this Agreement is not fulfilling the notifying party's business goals, and ask that this Agreement be modified to meet these goals. In this case, the parties shall meet and negotiate in good faith to modify this agreement appropriately. At this time the parties may agree to convert this Agreement to provide that Ostex will provide lead generation services rather than act as a sales representative providing orders, with appropriate adjustments to fees and the program as a whole.

         10.      WARRANTIES AND LIABILITIES; INDEMNITY

         (a) Except as expressly set forth in each party's warranty and sales literature accompanying its component of the Promotional Packages (and accordingly subject to all conditions and limitations set forth therein), EACH PARTY MAKES, AND THE OTHER PARTY AND ITS CUSTOMERS RECEIVE, NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

         (b) Ostex hereby agrees to indemnify, defend and hold harmless Hologic from and against all liability, damages or loss and from any claims, proceedings, suits, demands, recoveries or expenses arising out of, based on, or allegedly caused by, or in connection with any product manufactured by Ostex and distributed pursuant to this Agreement (other than the QDR Product), including but not limited to performance of an Ostex Laboratory Test upon redemption of a Osteomark(R) Laboratory Certificate ("Ostex Product"), or any product claim made or allegedly made in connection therewith. This indemnity shall not apply to any product claim made by Hologic with respect to an Ostex Product , which claim is not contemporaneously made by Ostex, or approved in writing by the Marketing Committee or Ostex.

         (c) Hologic hereby agrees to indemnify, defend and hold harmless Ostex from and against all liability, damages or loss and from any claims, proceedings, suits, demands, recoveries or expenses arising out of, based on, or allegedly caused by, or in connection with any product manufactured by Hologic and distributed pursuant to this Agreement (other than an Ostex Product), including but not limited to the QDR Component and Hologic's line of QDR bone densitometers ("Hologic Product"), or any product claim made or allegedly made in connection therewith. This indemnity shall not apply to any product claim made by Ostex with respect to an Hologic Product , which claim was not contemporaneously made by Hologic, or approved in writing by the Marketing Committee or Hologic. Hologic further indemnifies and holds Ostex harmless from any third-party claims arising from or relating to any financial default by a customer of a Hologic Product.

         11.      LIMITATION OF LIABILITY.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY'S DIRECTORS, OFFICERS, CONSULTANTS, EMPLOYEES, AGENTS, REPRESENTATIVES OR CUSTOMERS FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES, IRRESPECTIVE OF THE CAUSE THEREOF.

         12.      DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY.

         (a) HOLOGIC DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. In the event that any claim, suit, or other legal proceeding is threatened or commenced against Ostex that is founded, in whole or in part, on an allegation that the Hologic Product infringes any trade secret, patent, or copyright belonging to a third party, Ostex will give Hologic prompt written notice of such legal proceeding and Hologic may elect to assume sole control of the defense to or settlement of such dispute. Ostex shall cooperate fully with Hologic in any defense, settlement or compromise made by Hologic. Ostex shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Hologic's prior written consent thereto. If Ostex has complied fully with the procedures set forth in this
Section 12, Hologic will indemnify and hold Ostex harmless from and against any loss, cost, damage, or other expenses incurred by Ostex as a result of such claim, suit or legal proceeding. This indemnification provision shall be null and void and Hologic shall have no liability to the extent that any claim is based on any use of the Ostex Product, or if Ostex or WRF, or their Affiliates have any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

         (b) OSTEX DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. In the event that any claim, suit, or other legal proceeding is threatened or commenced against Hologic that is founded, in whole or in part, on an allegation that the Ostex Product infringes any trade secret, patent, or copyright belonging to a third party, Hologic will give Ostex prompt written notice of such legal proceeding and Ostex may elect to assume sole control of the defense to or settlement of such dispute. Hologic shall cooperate fully with Ostex in any defense, settlement or compromise made by Ostex. Hologic shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Ostex's prior written consent thereto. If Hologic has complied fully with the procedures set forth in this
Section 12, Ostex will indemnify and hold Hologic harmless from and against any loss, cost, damage, or other expenses incurred by Hologic as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Hologic's use of the Ostex Product, or if in the opinion of Ostex the Ostex Product is likely to become the subject of a successful claim of infringement, Ostex may, at its option and expense, (i) procure for Hologic the right to continue distributing and/or using the Ostex Product, (ii) replace or modify the Ostex Product so that it becomes non-infringing, or (iii) if neither (i) or (ii) are reasonably available, accept return of the Ostex Product held in inventory by Hologic and those laboratories which have entered into agreements to accept Osteomark(R) Laboratory Certificates, and terminate this Agreement without further obligation or liability. This indemnification provision shall be null and void and Ostex shall have no liability to the extent that any claim is based on any use of the Hologic Product, or if Hologic, or its Affiliates have any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

         13.      NON ASSIGNMENT.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment or transfer of this Agreement or any of the rights or obligations hereunder by either party without the written consent of the other shall be void and of no effect. Such written consent shall not be unreasonably withheld.

         14.      CONFIDENTIALITY PROVISIONS.

         (a) Recipient  shall not at any time,  during and for a period of three
(3) years following the termination of this Agreement, disclose or otherwise make known or available to any person, firm, corporation, or other entity other than Discloser any Confidential Information received from the other party without the express prior written consent of that other party. With respect to Confidential Information developed under this Agreement and which is not Confidential Information of one party only, neither party shall disclose or otherwise make such Confidential Information known or available to any person, firm, corporation, or other entity without the express prior written consent of the other party, not to be unreasonably withheld or delayed. Recipient shall utilize reasonable procedures to safeguard Confidential Information, including releasing Confidential Information only to its employees on a "need to know" basis. Nothing in this Agreement shall prevent Recipient from disclosing Confidential Information to government agencies for regulatory purposes.

         (b) Recipient shall not make any use, directly or indirectly, of any Confidential Information of the other party except in the ordinary course of business pursuant to this Agreement or any other specific, written agreement entered into between Ostex and Hologic.

         (c) The parties  acknowledge  that: (a) the covenants set forth in this
Section 14 are essential to the activities contemplated by this Agreement; (b) but for the agreement of each party to comply with such covenants, neither party would have entered into such activities; (c) each party has consulted with or has had the opportunity to consult with counsel and has been advised in all respects concerning the reasonableness of such covenants as to time and scope;
(d) Discloser may have no adequate remedy at law if Recipient violates or fails to perform under this Section 14; and (e) Discloser shall have the right, in addition to any other rights it may have, to seek from a court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Recipient's obligations under this Section 14 if Recipient fails to perform in accordance herewith.

         15.      NOTICES.

         Any notice required or permitted to be given under this Agreement shall be in writing and shall be sufficiently given when delivered in person or deposited in the United States mail (registered or certified) postage prepaid, addressed as follows:

         If to Hologic, addressed to:
         HOLOGIC, Inc.
         590 Lincoln Street
         Waltham, MA  02154 (USA)

         Attention         Mark Duerst, Vice-President - Sales & Marketing
         Copy to           Steven L. Nakashige, President and COO

         If to Ostex, addressed to:
         Ostex, International, Inc.
         2203 Airport Way South, Suite 400,
         Seattle, Washington 98134

         Attention:        Jeffrey J. Miller, Ph.D., Senior Vice President,
                           Corporate Development
         Copy to:          Robert Glaser, President and COO

or to such other addresses as may be specified from time to time in a written notice given by such party. Both parties agree to acknowledge receipt of any notice delivered in person.

         16.      TRADEMARKS AND TRADE NAMES.

         (a) No provision of this Agreement shall be interpreted or construed as conferring upon any party any right to use in labeling, advertising, marketing, publicizing or otherwise promoting the Promotional Package, any name, trade name, trademark, or other designation (or derivation thereof) of any other party hereto or WRF or the University of Washington, respectively, except as expressly provided under this Section 16.

         (b) Hologic shall incorporate into the packaging of each and every Osteomark(R) Laboratory Certificate marketed, promoted, sold, and/or distributed under this Agreement, and in addition to its own trademarks and names, such Ostex trademarks or statements as Ostex shall reasonably request. Ostex hereby grants Hologic a non-transferable, non-exclusive license, concurrent with the term of this Agreement, to use such statement and/or trademark accordingly and in substantially the same manner as used by Ostex; provided, however, that each such use of such statement and/or trademark be accompanied by a printed notice identifying Ostex as the owner thereof. Hologic furthermore shall have the right to display its own name, trade names, and/or trademarks. Hologic shall not use any Ostex trademark with respect to products not covered by this Agreement.

         (c) Ostex and Hologic shall each be responsible for the registration, maintenance and enforcement of their respective names, trade names, and trademarks; provided, however, that each party shall aid the other in the enforcement of that party's rights by monitoring for, and notifying said party of, any unauthorized use of any of said party's trademarks. Each party shall from time to time, and in any event upon the issuance of additional registrations, modify its use of trademarks to incorporate proper notice of registration and other claims of right, in accordance with the laws and customs of the various countries in which it operates pursuant to this Agreement.

         (d) Ostex represents and warrants, as of the date of this Agreement, that: (a) Ostex is the owner and registrant of the trademarks issued registrations as indicated by Exhibit C; (b) Ostex is named as applicant in those applications indicated by Exhibit C as pending; and (c) to the best of its knowledge, none of the Ostex trademarks infringes upon the trademark, trade name, or other proprietary rights of an third party.

         (e) Ostex acknowledges that Hologic is the sole owner of the trademarks and trade names which designate and identify the QDR Component of the Promotional Package and business (the "Marks").

         (f) Ostex agrees that it may only use those Marks which identify the Promotional Packages it is authorized to sell and then only to further the promotion and sale of the Promotional Packages such Marks identify. Ostex may only use such Marks in their standard form and style as they appear upon the

Promotional Packages or as instructed in writing by Hologic. No other letter(s), word(s), design(s), symbol(s), or other matter of any kind shall be superimposed upon, associated with or shown in such proximity to the Marks so as to tend to alter or dilute them.

         (g) In all advertisement, sales and promotional literature or other printed matter in which any of such Marks appear, Ostex must identify itself by full name and address and state its relationship to Hologic. Every such Mark used or displayed by Ostex must be identified as a Mark owned by Hologic, in a form and manner approved by Hologic. Each party shall have the right to review and approve any promotional literature or other printed matter in which such party's trademarks appear.

         (h) Upon expiration or in the event of any termination of this Agreement, each party shall promptly discontinue every use of the trademarks or any other confusingly similar word or symbol of the other.

         (i) No public announcements or similar publicity with respect to this Agreement shall be made by either party without the other party's prior written approval and neither party may make any announcements regarding any of the other party's products without the prior written consent of the other party. Such prior written approval and prior written consent shall not be unreasonably withheld. Nothing in this Section 16(i), however, shall prevent either party from making such public announcements as such party's legal obligations require. In such event, the party who is required to make the public announcement will allow the other party to review the announcement sufficiently in advance in order to provide suggestions on the form and substance of the announcement.

         17.      MISCELLANEOUS.

         (a) Section headings as to the contents of particular paragraphs are for convenience only and are in no way to be construed as part of this Agreement, or as a limitation of the scope of the particular paragraph to which they refer.

         (b) Any waiver by either party of any provision of this Agreement shall not be construed or deemed to be a waiver of any other provision of this Agreement nor a waiver of a subsequent breach of the same provision.

         (c) This Agreement, in conjunction with the Joint Development, License and Supply Agreement, constitutes the entire understanding and agreement between the parties and supersedes all prior negotiations, understandings and agreements between Hologic and Ostex. There are no understandings, representations or warranties of any kind, express or implied, oral or written, not expressly set forth herein or in the Joint Development, License and Supply Agreement. No amendment or modification of any provision of this Agreement shall be valid or of any force or effect, unless made by written instrument signed by the respective duly authorized representatives of Hologic and Ostex, specifying the exact nature of such amendment or modification.

         (d) All claims or controversies asserted by Ostex against Hologic or Serex shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Any judicial action by Ostex relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Hologic or Serex), shall be brought and tried in the State or Federal Courts located in Massachusetts. All claims or controversies asserted by Hologic against Ostex or WRF shall be construed and enforced in accordance with the laws of the State of Washington. Any judicial action by Hologic relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Ostex or WRF), shall be brought and tried in the State or Federal Courts located in the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their respective authorized officials.

                                                     OSTEX INTERNATIONAL, INC.

                                           By       /S/ JEFFREY J. MILLER PH.D.
                                                    Jeffrey J. Miller, Ph.D.,
                                                    Senior Vice President,
                                                    Corporate Development

                                  HOLOGIC, INC.

                                           By       /S/ S. DAVID ELENBOGEN

                                                    S. David Ellenbogen
                                                    Chairman and CEO

                                    EXHIBIT A

                         PROMOTIONAL PACKAGE DESCRIPTION

QDR 4500C System Strategic Alliance ("Fee Per Scan") Leasing Contract as described in the attached Attachment A-1. (No modifications to this lease contract can be accepted.)

Osteomark(R) Laboratory Certificate, comprising a certificate for a specified number of free tests at a specified laboratory or laboratories ( to be mutually agreed by Hologic and Ostex) XXXXX XXXXXXXXXXXXX.

           Attachment A-1

-16-

HOLOGIC STRATEGIC ALLIANCE PROGRAM
EXHIBIT A-1

LEASING CONTRACT

Owner:   Hologic, Inc.                      Customer (Name): __________________
         590 Lincoln Street                 Street Address: ________________
         Waltham, MA 02154          City/State/Zip: ______________________
         (617) 890-2300                     Phone: ______________________

                         Contact: ______________________

________ QDRAE 4500C        Hologic QDR "ACCLAIM' Series" Bone Densitometer
________ QDR-1000plus      Hologic QDR Bone Densitometer
Tax Exempt# ______         Customer P.O. #__________________  Date: ____________



STRATEGIC ALLIANCE PROGRAM SUMMARY

Line     Definitions                        QDR 4500C                           QDR-1000plus
1.       Usage Fee:                         $50 per study                       $50 per study
2.       Trial period (no minimums):        Six months                          Six months
3.       Deposit (credited against usage):  $5,000                              $3,000
4.       Deferred Billing                   Credit for first 100 scans          Credit for first 60 scans
5.       Minimums after six months: 30 scans per month                          25 scans per month
6.       Minimums after 12 months:  35 scans per month                          30 scans per month
7.       Conversion to own:                 Anytime                             Anytime
8.       Conversion to lease:               Anytime                             Anytime
9.       Upgrade options:                   Available to any ACCLAIM            Available to any ACCLAIM


Customer Acceptance                                     Hologic, Inc. Acceptance
Customer:         _____________________ Signature: _____________________________
Signature:        __________________    Name/Title: ____________________________
Name/Title:       __________________     Date: _____________________________

Date:             _____________________________

Equipment Location:

The equipment is to be delivered and installed at the following location:

Address:          _____________________________
City:             _____________________________
State             _____________________________
Zip               _____________________________

Installation Contact Person/phone:  __________________________________________

--------------------------------------------------------------------------------

HOLOGIC, INC.

590 Lincoln Street, Waltham, MA 02154
Tel: 617.890.2300

Fax: 617.890.0008

TERMS AND CONDITIONS

1. Lease of Equipment. Upon execution of this Equipment Lease Agreement (the "Agreement"), Customer agrees to lease from Hologic, Inc. ("Hologic") the equipment set forth above (the "Equipment"), subject to the terms and conditions set forth in this Agreement, for a term commencing upon installation of the Equipment and, unless such lease (the "Lease") is sooner terminated as provided herein, terminating sixty (60) months from the date of installation.

2. Deposit. In consideration of Hologic entering into this Agreement, Customer has paid to Hologic a non-refundable deposit plus applicable taxes, if any. During the first six months of this Agreement ('Trial Period"), this deposit is creditable against the Patient Studies performed by the Customer (the first 100 scans for a QDR 4500C and 60 scans for a QDR-1000plus).

3. Lease Payments. Subject to the credits granted in Section 2, Customer shall pay Hologic as Lease payments hereunder, an amount xxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxx using a bone densitometer plus taxes and, to the extent applic- ble, service fees and other charges as provided herein. A "Patient Study" means a sequence of one or more scans performed on a patient on the Equipment or any other bone densitometer owned, leased or operated by Customer or any of its affiliates. Technically unacceptable scans may be credited if Customer provides Hologic with copies of such studies on diskette accompanied by a brief description of the nature of the deficiency.

Customer agrees to provide to Hologic, not later than the eighth (8th) day of each month, a copy of the count report, produced by the software included within each system, of the Patient Studies performed by the Equipment during the preceding month and a count report of the number of any other Patient Studies
performed         during        the         preceding         month.         xxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx          xxxxxxxxxxxx
(payments received by Hologic after the thirtieth (30th) day of the month).

In the first 12 months, the lease payments due are based on the assumption that the Customer will perform at least the Minimum Monthly Scans (30 Patient Studies per month for a QDR 4500C and 25 for a QDR-1000plus) for xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxx. The Monthly Minimum will be waived for the first six months. After 12 months, the lease payments due are based upon the assumption that Customer will perform at least (I) for a QDR 4500C-35 Patient Studies per
month       (the       "Minimum        Monthly       Scans")        xxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx   per  month   (the
"Minimum           Monthly           Scans")            xxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx "Monthly) Minimum). If Customer has not conducted the Minimum Monthly scans in any month, beginning after the first six months of usage (the "Trial Period"), Customer may nevertheless elect to pay the Monthly Minimum. If Customer (a) has not paid the Monthly Minimum commencing with the seventh full month after the date of installation, or (b) fails to perform any of it obligations hereunder and such failure shall continue for ten days after written notice, it is agreed that Hologic shall be entitled without notice to Customer and with or without legal process, take immediate poss- session of such Equipment without liability to Hologic by reason of such entry or taking possession, and terminate the Lease.

4. Conversion of Agreement. At any time, Customer may convert this Lease into an Operating Lease or a Full Payout Lease, provided that Customer is then in full compliance with the terms and conditions hereof. This right of conversion only applies to Hologic administered or authorized lease programs. If the Customer converts to one of the following lease options within the first six months from the date of installation, Hologic will defer the commencement of payments required under the Lease for 90

PERSONAL GUARANTY

In order to induce Hologic to enter into this Lease with Customer, the undersigned, jointly and severally, hereby irrevocably and unconditionally, guaranty without deduction or diminution by reason of counterclaim, offset, or defense, the prompt and complete payment under, whenever due, and performance of this Lease to Hologic or its assigns, including any and all modifications, additions, supplements and amendments thereof, as will as all of Customer other leases with Hologic that have commencement dates not later than ten (10) days after Hologic receives written notice from the undersigned of their desire not to guaranty any additional leases. The undersigned warrant and guaranty that this Lease has been properly executed by Customer, and agree. that this guaranty shall be of full force and effect irrespective of any invalidity or unenforceability of the Lease or any provisions thereof, or the existence, validity or value of any security. The undersigned hereby waive presentment notice of acceptance hereof, all notices of any kind to which we may be entitled, and all defenses of guarantor or surety. The undersigned consent that from time to time, without notice to or further consent from the undersigned and without releasing or affecting the undersigned's liability thereunder, the time for payment or performance under this lease may be extended or accelerated in whole or part, any security therefore may be exchanged, released, enforced sold, leased or otherwise dealt with, the provision of any documents may be canceled, modified or waived, any other guarantors may be released, and any indulgence may be granted to Customer, as Hologic may in its sole discretion determine. The obligation and liability of each undersigned is direct, continuing and unconditional, shall not be diminished or affected whether or not the Equipment is repossessed, and Hologic shall not be required to proceed against Customer or resort to any other right or remedy before proceeding against the undersigned under this guaranty. No payment by the undersigned, except payment in full of all liabilities hereunder shall entitle the undersigned to be subrogated to any of the rights or remedies of Hologic under this Lease. The undersigned warrant they have read this Lease and hereby waive any and all rights to a trial by jury, and agree to the venue and jurisdiction contained therein, and agree that only full payment and performance of the Lease can discharge the undersigned's liability. This guaranty shall be binding upon the undersigned and the heirs, representatives, successors and assigns of the undersigned, in favor of Hologic and Lessor's successors and assigns. This guaranty cannot be terminated or changed orally and no provision hereof may be modified or waived except in ;writing.

x________________________________
(GUARANTOR'S SIGNATURE) AN INDIVIDUAL

-----------------------
DATE

X________________________________
(GUARANTOR'S SIGNATURE) AN INDIVIDUAL

-----------------------
DATE

HOLOGIC, INC.

590 Lincoln Street, Waltham, MA 02154
Tel: 617.890.2300

Fax: 617.890.0008
days.

An "Operating Lease means a fixed rent lease with 60 monthly payments in the fixed amount of the initial Monthly Minimum xxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, beginning on the date of conversion, with an option for Customer to acquire the Equipment at the end of such term for its fair market value, as determined by Hologic.

A "Full Payout Lease" means a new lease whereby Customer would finance a deemed unamortized contract price for the Equipment plus the residual value of the Equipment, as determined by Hologic based upon Hologic's amortization schedule for this Agreement, over a five (5) year term at then current interest rates,
with        an        option        for        Customer        to        acquire
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx. During the first 12 xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxx

In connection with any such conversion, Hologic may require Customer to enter into a new lease with standard terms and conditions. Conversion of the Lease is conditioned upon a then current approval of Customer by Hologic.

5. Purchase Option. At any time, during the first 12 months from the date of installation, Customer shall have the right, upon written notice to Hologic, xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxhave the right, upon written notice to Hologic, to purchase the Equipment at a purchase price equal to the sum of (a) the present value of the total lease payments to be due to Hologic over the term of this Agreement, assuming that Customer had converted the Agreement into an Operating Lease, plus (b) the present value of the estimated residual value of the Equipment at the end of the five year lease term. The present value of the lease payments, the estimated residual value and the present value of such residual value shall be determined by Hologic based upon its amortization schedule for this Agreement. Customer shall have the further right, at the end of the term of the Agreement, upon written notice to Hologic, to purchase the Equipment at its fair market value, as determined by Hologic.

6. Training. Hologic shall be responsible for the initial installation of the Equipment at Customer's premises and for training Customer's designated equipment operator in use of the Equipment.

7. Equipment Service and Maintenance. Subject to Section 8, costs and expenses relating to service and maintenance of the Equipment will be the responsibility of Hologic, provided that Customer has not defaulted on any of its obligations under this Agreement. Following the conversion of this Agreement to an Operating Lease, a Full Payout Lease or purchase, all costs and expenses associated with equipment service and maintenance shall be the responsibility of Customer. A full year of equipment service and maintenance will be provided free of charge from the date of conversion to a lease or purchase, for all conversions within six months of the date of installation.

8. Use and Alteration. Customer shall use the Equipment solely in the conduct of its business, in the manner and for the use contemplated by the manufacturer thereof, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment and with the provisions of all policies of insurance carried by Customer. Customer will not make any alterations or additions to the Equipment or move the Equipment from the installation site. During the term of the Lease, Customer shall be entirely responsible for daily maintenance and cleaning of the Equipment and for any loss or damage to the Equipment except for ordinary wear and tear. Customer agrees to cause the Equipment to be operated in accordance with all manufacturer's manuals or instruc- dons. While the Equipment is in Customer's possession, Customer shall bear the entire risk of loss, theft, destruction or damage to the Equipment. Upon Hologic's request, Customer will permit Hologic to have access to the Equipment at all reasonable times for the purpose of inspection and examination.

9. Customer Representations. Customer hereby represents, warrants and covenants that with respect to this Agreement hereunder: (a) The execution, delivery and performance thereof by the Customer have been duly authorized by all necessary corporate action; (b) The individual executing such was duly authorized to do so; and (c) This Agreement constitutes the legal, valid and binding obligations of the Customer enforceable in accordance with their respective terms.

10. Events of Default. Customer shall be in default under @ Agreement upon the happening of any of the following events or conditions (herein called "Events of Default"): (a) Customer shall find to make any payment due hereunder within thirty (30) days after the same is due and payable; (b) Customer shall fail to perform any other covenant or agreement to be performed by it under this Agreement, and such failure shall continue for ten (10) days after written notice thereof by Hologic to Customer; (c) any representation, warranty, certification or statement made or furnished to Hologic herein, or in connection herewith, by or on behalf of Customer proves to have been false in any material respect when made or furnished; or (d) Customer shall make an assignment for the benefit of creditors, or bankruptcy, arrangement, reorganization, liquidation, insolvency, receivership or dissolution proceeding shall be instituted by or against Customer and shall be consented to or be pending and not dismissed for a period of thirty (30) days.

11. Remedies of Hologic. Upon the occurrence of any Event of Default, and at any time thereafter so long as the same shall be continuing and shall not have been remedied, Hologic may, at its option, declare this Agreement to be in default and, at any time thereafter, may exercise one or more of the following remedies, as Hologic in its sole discretion shall elect: (a) accelerate and cause to become immediately due and payable all amounts payable hereunder and, including if the Agreement has been converted to an Operating Lease or a Full Payout Lease, all payments due thereunder; (b) terminate this Agreement as to any and all Equipment upon written notice to Customer, without prejudice to any other remedies hereunder; (c) enter upon the premises where any Equipment is located, and, without notice to Customer and with or without legal process, take immediate possession of such Equipment without liability to Hologic by reason of such entry or taking possession, and without such action constituting a termination of this Agreement unless Hologic notifies Customer in writing to such effect; and (d) proceed by appropriate action either at law or in equity to enforce performance by Customer of the applicable covenants of this Agreement or to recover damages for the breach thereof. Hologic shall also be entitled to recover as damages for the loss of the bargain and not as a penalty, an amount equal to the sum of the following amounts: (i) all unpaid monthly payments owing for the Equipment through the last day of the month in which such Equipment is either sold, released or otherwise disposed of, and (ii) expenses paid or incurred by Hologic in connection with the repossession, attempted repossession, holding, repair and subsequent sale, release or other disposition of any Equipment, including commissions and attorneys' fees. None of Hologic's remedies under this Agreement are intended to be exclusive, but each shall be cumulative and in addition to

HOLOGIC, INC.

590 Lincoln Street, Waltham, MA 02154
Tel: 617.890.2300 Fax: 617.890.0008

any other remedy referred to herein or otherwise available to Customer in law or in equity. Customer waives any and all rights to notice and to a judicial hearing with respect to the repossession of the equipment by Hologic in the event of a default hereunder by Customer.

12. Title. Tide to the Equipment leased to Customer pursuant to the terms hereof is and will remain at all times vested in Hologic or its designee, unless and until Customer exercises its option to purchase the Equipment pursuant to Section 5.

13. Assignment. Without Hologic's prior written consent, Customer will not assign any of Customer's rights hereunder or sublet or transfer the Equipment. Hologic may, at any time, mortgage, grant a security interest in, transfer, sell or assign this Agreement or any Equipment or any payments due or to become due hereunder, without notice to Lessee. Customer agrees that in the event of any such assignment and written notice thereof to Customer, Customer will accept and comply with the directions and demands of Hologic's assignee. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY DEFENSE, COUNTERCLAIM OR SET-OFF WHICH CUSTOMER MAY HAVE AGAINST HOLOGIC.

14. Insurance; Taxes. Customer agrees that it shall obtain and maintain property damage and liability insurance and keep the Equipment insured for its full replacement value, name Hologic as an additional insured with respect thereto and, upon the request of Hologic, will provide a certificate of insurance acceptable to Hologic evidencing such insurance coverage. Customer agrees to pay for, or reimburse Hologic for payment of, all sales, use, privilege, excise, personal property or other taxes imposed or levied with respect to the Equipment or by reason of the furnishing of the Equipment hereunder.

15. Termination. The lease may be terminated by Customer, prior to purchase of the Equipment or conversion into an Operating Lease or a Full Payout Lease upon ninety (90) days prior written notice to Hologic. In the event of such termination, Customer agrees to pay for all Patient Studies performed up to the date of termination, including any applicable taxes thereon. In consideration of the financial accommodations made by Hologic to Customer under the leasing program set forth in this Agreement, in the event of such a termination by Customer or a termination of the Lease by Hologic, as a result of Customer default or failure of Customer to pay the Monthly Minimum, Customer agrees that for a period of twelve (12) months after such termination, or the fifth anniversary of the date of this Agreement, whichever occurs first, xxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx (or any of its affiliates) performed Patient Studies during such period; provided however no termination fee shall be due if neither Customer nor any of its affiliates perform Patient Studies during the termination period.

16. Indemnification. Customer agrees to defend, indemnify and hold Hologic harmless from and against any and all claims, damages, costs, expenses (including attorney's fees), losses and liabilities of every kind and nature in any way arising out of or in connection with (i) the failure of any of Customer's representations or warranties contained herein to be true, complete and correct as of the date hereof and at all times during the term of the Agreement, or (ii) the breach by Customer of any provision of Agreement, or
(iii) the figure of Customer to pay any amounts owed under this Agreement as and when the same shall become due or (iv) failure to maintain the Equipment as provided in Section 8 or (v) the use of the Equipment other than, in accordance with Hologic's instructions for use.

17. Further Assurances. Customer will promptly execute and deliver to Hologic such further documents and assurances and take such further action as Hologic may from time to time reasonably request in order to more effectively carry out the purpose of this Agreement and to protect the rights and remedies of Hologic hereunder, including, without limitation, the execution and delivery of financing, statements under the Uniform Commercial Code.

18. Proprietary Software. It is recognized that during the term of this Agreement, computer software will be delivered to Customer on a licensed basis in printed form, or in any of several possible machine-readable forms. Such computer software is and shall remain the sole property of Hologic. The grant to Customer of rights to the software extends solely a non-exclu- sive, single-use royalty-free license to use software for the sole purpose of performing and analyzing scans acquired in the normal course of its business, using the Equipment and for no other purpose. Such software is valuable to Hologic and shall be treated as confidential and proprietary information subject to the confidentiality provisions hereof. Customer will have no right to sell, assign, transfer, copy or sublicense the software, without the prior written consent of Hologic.

19. Confidential Information. All drawings, diagrams, specifications, devices and other materials furnished by Hologic and identified as confidential relating to use and service of the Equipment and the information therein, including, but not limited to, Customer Manual provided to it by Hologic in connection with the Equipment, is proprietary and confidential to Hologic. Such materials have been developed at great expense and they contain trade secrets of Hologic. Customer may not reproduce or distribute such materials except to Customer's employees who may use the articles as part of their duties. Customer agrees that it will keep confidential and not disclose or divulge any of such materials or the information therein to any unauthorized person for any purpose whatsoever without the prior written consent of Hologic.

20. Disclaimers; Warranties. CUSTOMER ACKNOWLEDGES AND AGREES THAT HOLOGIC MAKES NO EXPRESS OR IMPLIED WAR- RANTIES ARISING OUT OF OR RELATED TO CUSTOMER'S USE OR OPERATION OF THE EQUIPMENT. IN NO EVENT SHALL HOLOGIC BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR ASSOCIATED WITH THE EQUIPMENT OR THE LEASE THEREOF EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

21. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement between the parties. This Agreement shall be deemed a contract made under the laws of the Commonwealth of Massachusetts shall be construed under and governed by the laws thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. Customer waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to this Agreement.

22. Amendment; Waiver. No term or provision of this Agreement may be changed, waived, amended, discharged or terminated except by a written instrument executed by the parties hereto.

HOLOGIC

590 Lincoln Street, Waltham, MA 02154
Tel: 617.890.2300 Fax: 617.890.0008

                                    EXHIBIT B

                                   COMMISSION

An amount equal to the Patient Study or other lease payment XXXXXXXXXXXXXXXXX payable to Hologic or credited to deposits held by Hologic pursuant to the Strategic Alliance Leasing Contract during the XXXXXXXXXXX period commencing with the beginning of the term of said Contract, not including deposits paid or due, or taxes and to the extent applicable, service fees and other charges provided for in said contract, and provided that if the Lease Contract is converted to a sales contract during said period Hologic XXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXX.

Note: During the term of this Agreement, Hologic will also provide finders fees and sales assistance fees pursuant to its then-current Policy for Non-Exclusive Distribution and Finder's Fees (current version attached) for sales of all QDR 4500 model Systems in the Territory as a result of qualified leads provided by Ostex.

                                PERFORMANCE GOALS

Three (3) Promotional Packages per month.

                                  HOLOGIC, INC.

                       POLICY FOR FINDER'S FEE ELIGIBILITY

                                January 13, 1997

ENTIRE POLICY REDACTED

                           PROSPECT REGISTRATION FORM

Prospect Name     ____________________

Address           ____________________

                           --------------------
City                       ____________________
State                      ____________________
Zip                        ____________________

Phone                      ____________________
FAX                        ____________________

OTHER CONTACTS AT ACCOUNT: (examples: partners, secretaries, business managers, administrators, purchasing agents)

Name / Phone:

ACCOUNT BACKGROUND AND INTEREST

(Supply a short summary of account activity to date)

COMPETITION

BUDGET INFORMATION

                             SAMPLE CUSTOMER LETTER

Dear Customer:

Thank you for inquiring about bone densitometry equipment with our firm. I have taken the liberty of investigating these products for you and would like to share some information with you that may assist in your selection. As you know, our firm has a sales agency relationship with Hologic, and can introduce you to this company.

The bone densitometry business is dominated by only a couple of companies. Hologic, Inc. of Waltham, MA (800-343-9729) is the leader in this field (60% market share). Their equipment is considered to be the most technically advanced and easiest to use. Their equipment has been selected by nearly all of the pharmaceutical companies for development of the new osteoporosis drugs including Merck's Fosamax trials. Hologic equipment has also been used in the NIH sponsored Study of Osteoporotic Fractures (SOF), the largest osteoporosis trial in the world, and in the NHANES study which has established the reference data that the industry is using in its standardization efforts.

Hologic offers a full product line of both pencil and fan beam scanners available at most price points. We would highly recommend that you consider the fan beam products which are of the latest design. The pencil beam units are inexpensive but are based on 8 year old technology that is incapable of providing many of the new advances. Although Hologic equipment is typically slightly higher in price than their competitors, we believe it is money well spent and easily justified through savings in tech time, marketing advantages offered and long term costs of ownership. The latest developments in the field are available on the Hologic equipment including:

Fan Beam Technology - Offers faster scan times (30 sec. on all patients), high resolution images, enhanced precision, significant operational conveniences and modular product design.

Internal Reference System - The system constantly calibrates itself on a pixel by pixel basis. No operator calibration (or mistakes) are possible. This assures consistency in data upon upgrade or repair.

Supine Lateral Scanning - Many luminaries now suggest lateral spine scans in patients over age 65 where artifacts lead to false negative findings with traditional AP scans in as many as 30-40% of patients. Lateral scans may also provide earlier diagnostic capability and earlier information concerning response to treatment since they focus on trabecular regions of the spine. If you decide that you want laterals, do not settle for the decubitis options which suffer from substantial precision problems. Note too that with the modular design of the 4500 family, laterals can always be added at a later date.

Single Energy Imaging - This is brand new to low end densitometers. High end fan beam system have offered imaging / morphometry options in the past but Hologic has recently made this available on all fan beam systems. The 7 second full spine scan gives a nice image at very low dose and may be useful in spotting artifacts (wedge fractures) that could artificially elevate spine density. Although these images will not replace films, they do provide quantitative morphometry capability and could be used to "screen" candidates for further evaluation through use of films. Imaging will probably be expanded to other applications soon and fan beam systems are required for this capability.

Modular Product Design - This is one of the best features of the Hologic products. The field is changing very rapidly and Hologic has made a point of not forcing decisions upon buyers nor making their equipment obsolete. Their philosophy is to allow you to buy only what you need now and to add to that as needs dictate. They have eliminated the financial penalty associated with upgrades using other manufacturer's equipment and the significant data concerns if equipment is to be exchanged.

We have also found Hologic's service to be reputable. The DXA equipment seems quite reliable but 800 "HELP " lines and next day on site service is available. Hologic is the only company that does all of their own service using factory -direct Hologic personnel.

We hope that this information is useful.  [ADD APPROPRIATE FOLLOW-UP LANGUAGE]

Sincerely,